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                                EXHIBIT NO. 99.4

                           FORM OF STOCK CERTIFICATE





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NUMBER                                              SHARES

               ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

                                 [NAME OF FUND]

                          A SERIES OF [NAME OF TRUST]
                              SEATTLE, WASHINGTON


                                                    CUSIP

This is to certify that,


is the owner of
of the fully paid and non-assessable shares of beneficial interest of the [NAME OF FUND], a series of the [NAME OF TRUST], with a par value of $.001, transferable on the books of the Trust in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are received and held subject to the provisions of the Trust Instrument and the Bylaws of the Trust, as amended. In Witness Whereof, [NAME OF THE TRUST] has caused this certificate to be signed by its duly authorized officers. This certificate is not valid until countersigned by the Transfer Agent.

Dated:                                                    [NAME OF TRUST]


NEAL A. FULLER, ASST. SECRETARY                     DAVID F. HILL, PRESIDENT

SAFECO SERVICES CORPORATION
BY


           TRANSFER AGENT
AUTHORIZED SIGNATURE